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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 27th day of June, 2001, by and between o2wireless Solutions, Inc., a Georgia corporation (the "Company"), and Murray L. Swanson ("Employee").

         WHEREAS, the Company desires to employ Employee and Employee desires to accept employment with the Company under the terms and conditions set forth herein; and

         WHEREAS, the Company and Employee desire to set forth in writing all of the covenants, terms and conditions of their agreement and understanding as to such employment.

         NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs Employee, and Employee hereby accepts employment, as President and Chief Executive Officer of the Company. Employee shall also be responsible for such other managerial or executive position(s) as agreed to in writing by the parties. Employee's responsibilities will include management and development of all aspects of the Company's business. Employee agrees to serve in such capacities and to faithfully and diligently perform such duties, responsibilities and services that are incidental thereto, as well as such other duties, responsibilities and services as may be prescribed or requested by the Board of Directors of the Company ("Board of Directors") from time to time. Employee shall devote his full time, attention and best efforts to the performance of his duties, responsibilities and services to the Company in a lawful manner and in accordance with all policies and procedures of the Company and instructions from the Board of Directors.

         2. TERM. The term of this Agreement will commence on the date set forth above and will terminate on June 27, 2004, unless said Agreement is terminated at an earlier date as provided herein. The Agreement shall automatically renew for successive one (1) year term(s) unless either party notifies the other of its intention not to renew the Agreement at least 30 days prior to the expiration of the term then in effect, in which event the Agreement will terminate at the expiration of the term then in effect; provided, however, that all post-termination rights and obligations hereunder shall survive termination or expiration of this Agreement as provided herein.

         3.       COMPENSATION AND EMPLOYEE BENEFITS.

                  (a) Compensation. Employee shall receive an annualized salary (the "Base Salary") of Three Hundred Twenty-Five Thousand Dollars ($325,000.00), which shall be paid in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law. Employee's performance and salary shall be reviewed annually on or before April 1 of each year and Employee will be entitled to such annual salary increases as may be authorized by the Board of Directors, if any.

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                  Employee is also eligible to receive additional annualized incentive compensation targeted at one hundred percent (100%) of his Base Salary per year, if the Company meets performance objectives recommended by the Company's President and Chief Executive Officer and approved by its Board of Directors. Such incentive compensation, if earned, will be payable annually within 90 days after the end of the fiscal year as authorized by the Board of Directors. For the year ending December 31, 2001, Employee's opportunity to receive an incentive bonus will be based on the performance objectives contained in the Company's Senior Management Bonus Plan attached hereto as Exhibit "A", prorated based on Employee's time of service with the Company during the year ending December 31, 2001.

                  (b) Stock Options. Pursuant and subject to the terms and conditions of the Stock Option Agreement entered into between the Company and Employee dated as of June 27, 2001 (the "Stock Option Agreement"), Employee has received stock options to purchase up to Nine Hundred Seventy-Five Thousand (975,000) shares of the common stock of the Company at an exercise price of $2.00 per share (the "Stock Options"), in accordance with the terms and conditions of the Stock Option Agreement attached hereto and incorporated herein by reference as Exhibit "B". In the event Employee is employed with the Company and a Change of Control occurs, all unvested Stock Options shall vest and become exercisable in full on the day before the effective date of such Change of Control, as more specifically described in the Stock Option Agreement. If Employee is terminated by the Company without Cause within 60 days prior to the occurrence of a Change of Control, all unvested Stock Options shall vest and become exercisable on the date of such termination, as more specifically described in the Stock Option Agreement.

                  (c) Employee/Fringe Benefits. Employee shall be eligible to participate in all employee benefit programs and fringe benefits (including, but not limited to, medical, dental, vision, life, accidental death and dismemberment, travel, accident and short-term/long-term disability insurance plans or programs, as may be in effect from time to time) as provided by the Company to executive employees, subject to any and all terms, conditions, and eligibility requirements for said programs and benefits, as may from time to time be prescribed by the Company. The Company shall, at the option of the Employee, either (i) pay Employee a $1,250.00 per month car allowance, or (ii) provide a Company-pool car for Employee's business use. In the event that an automobile is provided as set forth in (ii) above, the Company shall pay for all insurance, taxes, tag fees, gasoline, repairs, maintenance, oil and lease related charges associated with damages. Employee acknowledges and agrees that the Company automobile allowance in (i) above represents a taxable fringe benefit which the Company is obligated to include in the Employee's wages for income and employment tax purposes.

                  (d) Other Business Expenses. Subject to Section 3(f) herein, the Company shall reimburse Employee for his actual out-of-pocket, business expenses that are incurred by Employee and are reasonable and necessary in relation to and in furtherance of Employee's performance of his duties to the Company. In addition, Employee shall be entitled to reimbursement for reasonable and customary costs of maintaining memberships in professional and business organizations which are reasonably related to the furtherance of Employee's responsibilities as Chief Executive Officer of the Company. Such reimbursement shall be subject

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to compliance with the Company's reimbursement policies and the provision of substantiating documents of said expenses as may be reasonably requested by the Company.

                  (e)      Vacation. Employee shall be entitled to twenty-one
(21) days Paid Time Off (PTO) per year for vacation and otherwise shall be subject to the Company's normal vacation policy as it pertains to carryover of vacation from one calendar year to another. Illness, other personal time away from work, and holidays shall be allowed in accordance with the Company's normal policies; provided, that vacation shall be taken at such times as shall not unreasonably interfere with the Employee's responsibilities hereunder.

                  (f) Relocation Costs. During the initial period of Employee's employment, which period shall not exceed twelve (12) months (the "Initial Period"), Employee's principal place of residence shall continue to be Chicago, Illinois. However, Employee shall be physically present in the Company's principal offices in Atlanta, Georgia as required in order to devote his full time to the performance of his duties under this Agreement. During the Initial Period, Employee will be expected to travel extensively to familiarize Employee with the Company's facilities and operations to fulfill his responsibilities as Chief Executive Officer. Travel costs, including temporary housing when the frequency of visits reasonably and economically dictates, will be provided by the Company directly or will be reimbursed under the Company's expense reimbursement programs. Costs of meals, other than in connection with business related meetings, incurred while working in the Atlanta, Georgia area will be paid by Employee. At the conclusion of the Initial Period, the Company may require that Employee relocate to the metropolitan Atlanta area or to another office location within the United States that is mutually acceptable to the Company and Employee. Upon such relocation, the Company will reimburse Employee for all reasonable and customary expenses related to Employee's relocation, including brokerage fees related to the sale of Employee's existing home and the purchase of a new home and the expenses of packing, transportation and unpacking of Employee's household effects. To the extent such reimbursements create taxable income for Employee which cannot be reasonably offset by Employee with a corresponding tax deduction, the Company agrees to pay to Employee an amount which will offset the effect of the resulting tax liability.

         4. TERMINATION. Employee's employment may be terminated prior to the expiration of the employment term as follows:

                  (a) Death or Disability. Employee's employment hereunder shall terminate automatically upon Employee's death. In such event, Employee's estate shall be entitled to receive any earned and unpaid Base Salary and bonus, prorated through the date of death. If Employee is prevented from performing the essential functions of his position, with or without reasonable accommodations, as a result of physical or mental illness, injury or incapacity for either (i) a period of ninety (90) consecutive days, or (ii) more than one hundred eighty
(180) days in the aggregate in any twelve (12) month period, then Employee acknowledges that he would be unable to perform the essential functions of his job and the Company may terminate the Employee's employment upon written notice to Employee. The date of disability shall be the date specified by the Board of Directors of the Company in the written notice provided to Employee by the Company. In the event of termination due to disability, Employee shall be

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entitled to receive any earned and unpaid Base Salary and bonus, prorated through the date of disability. While receiving disability income payments under the Company's disability income plan, Employee shall not be entitled to receive any Base Salary hereunder, but shall continue to participate in the Company's benefit plans, to the maximum extent permitted by such plans, until the termination of his employment. Termination of his employment for disability shall not restrict or limit the Employee's opportunity to receive continued benefits under the Company's then existing disability plans(s) in accordance with the terms of such plan(s).

                  (b) Termination by the Company For Cause. The Company may terminate Employee's employment hereunder for Cause (as defined herein) at any time upon notice to Employee setting forth in reasonable detail the nature of such Cause. In the event that the Company terminates Employee's employment for Cause (or Employee resigns from his employment with the Company), the Company shall not be obligated to pay any salary or other compensation to Employee after the effective date of termination, other than accrued and unpaid Base Salary through the date of termination.

                  (c) Termination by the Company Without Cause. In the event the Company terminates Employee's employment without Cause, then Employee shall be entitled to any earned and unpaid Base Salary and bonus prorated through the date of termination and severance pay in the form of continuation of payment of his annualized Base Salary for a period of twelve (12) months from the date of such termination, which shall be paid in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law. In addition, the Company shall continue to provide, through COBRA or otherwise, medical insurance coverage contemplated by Section 3(c) for a period of twelve (12) months following the date of Employee's termination without Cause, or until Employee's earlier commencement of employment with any other entity, whichever occurs first. Further, the Stock Options which have vested and are exercisable on the date of such termination by the Company without Cause shall continue to be exercisable for a period of one
(1) year from the date of such termination, as more specifically described in the Stock Option Agreement. Payment of the severance benefits set forth in this subparagraph 4(c), including provisions affecting Employee's Stock Options, shall be subject to Employee's continued compliance with the provisions of Sections 5 through 12 hereof.

                  (d) Termination by Employee for Good Reason. Employee may terminate his employment hereunder, by written notice given to the Company, for Good Reason. "Good Reason" shall be deemed to exist if one of the following conditions is satisfied: (1) without the written consent of Employee, the assignment to Employee of any duties materially inconsistent with Employee's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties, or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee; (2) a reduction by the Company in Employee's Base Salary and/or benefits to which Employee is entitled under this Agreement (except for any reductions in compensation or benefits which may be applied broadly among all executives because of adverse financial conditions of the Company or as part of a

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restructuring of the Company's executive compensation programs); (3) the
Company's requiring Employee, without his consent, to be based at any office or location other than the Company's principal office in Atlanta, Georgia or, alternatively, Chicago, Illinois; or (4) so long as Employee continues to serve as President and Chief Executive Officer under the terms of this Agreement, the removal of Employee from the Company's Board of Directors, other than removal which is related to a termination of Employee by the Company for Cause or results from a Change of Control. In the event of such termination:

                           (i) the Company shall continue to pay to Employee his Base Salary as of the date of such termination by Employee for Good Reason for a period of twelve (12) months from the date of termination;

                           (ii) the Company shall pay to Employee a pro rata portion of his incentive bonus, if any, contemplated by Section 3(a) for the year in which his employment terminated based upon the number of days in the year elapsed prior to termination;

                           (iii) the Company shall continue to provide, through COBRA or otherwise, medical insurance coverage contemplated by
         Section 3(c) for a period of twelve (12) months following the date of such termination by Employee for Good Reason, or until Employee's earlier commencement of employment with any other entity, whichever occurs first; and

                           (iv) the Stock Options which have vested and are exercisable on the date of such termination by Employee for Good Reason shall continue to be exercisable for a period of one (1) year from the date of such termination, as more specifically described in the Stock Option Agreement;

         provided, however, payment of the severance benefits set forth in this subparagraph 4(d), including provisions affecting Employee's Stock Options, shall be subject to Employee's continued compliance with the provisions of Sections 5 through 12 hereof.

         5.       CONFIDENTIALITY.

                  (a) Employee agrees that, both during and after termination of his employment for any reason, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not, without the prior written consent of the Company, directly or indirectly use (for his own benefit or for the benefit of any other person or entity) or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of, or in connection with, his employment. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the

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Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

                  (i) financial information, such as Company's earnings, assets, debts, prices, fee structures, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

                  (ii) supply and service information, such as information concerning the goods and services utilized or purchased by the Company, the names or addresses of suppliers, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to Company the details of which are not generally known;

                  (iii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions;

                  (iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

                  (v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers; and

                  (vi) information provided to the Company by a third party under an obligation of confidentiality.

                  The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the customer to which such information pertains.

                  (b) The covenant contained in this Section 5 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute a trade secret under applicable law, the Employee's obligations of confidentiality and non-disclosure as set forth in this Section 5 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

         6. NON-SOLICITATION OF EMPLOYEES. Employee agrees that he will, for so long as he is employed hereunder and for a period of two (2) years after termination of his employment, refrain from, unless previously consented to in writing by the Company, on his behalf or on behalf of any other person or entity, soliciting the employment of, employing or encouraging to leave the employment of the Company, its successors or assigns or any affiliate of the Company or its successors or assigns, any individual who at such time or within one hundred eighty (180) days prior to such time is or was an employee of the Company, its successors or assigns or any affiliate of the Company or its successors or assigns.

         7. NON-SOLICITATION OF CUSTOMERS. Employee agrees that he will not, without the prior written consent of the Company, take any customer lists of the Company after leaving his employ and that he will, for so long as he is employed hereunder and for a period of one (1) year following termination of his employment for any reason, refrain from soliciting, or attempting to solicit, directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom the Employee had material contact (as defined herein) during his employment for purposes of providing goods or services that are like or similar to or competitive with those provided by the Company in connection with the Company's Business, if the Company or its successors or assigns is also then still engaged in the Company's Business. The term "Company's Business" as used in this Agreement shall mean the business of turnkey cable, fiber optic, wireline and wireless telecommunications services including land use planning; site acquisition; site, systems (including but not limited to RF) and structural engineering; permitting and zoning; civil, site, and tower construction; tower erection; tower design and manufacturing; equipment services; site management and maintenance; and build-to-suit financing/ownership of sites.

         8. NON-COMPETITION. Employee expressly covenants and agrees that during the term of his employment hereunder and for a period of one (1) year after termination of his employment for any reason, he will not, without the prior written consent of the Company, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined), if the Company or its successors or assigns is also then still engaged in the Company's Business. For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of turnkey cable, fiber optic, and wireline and wireless telecommunications services including land use planning; site acquisition; site, systems (including but not limited to RF) and structural engineering; permitting and zoning; civil, site and tower construction; tower erection; tower design and manufacturing; equipment services; site management and maintenance; and build-to-suit financing/ownership of sites; a "Competitive Position" means the provision of services for the benefit of any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information (as that term is defined in Section 5), or whereby Employee has duties for such Competitor that are the same as or substantially similar to those actually performed by him pursuant to the terms hereof; and the "Restricted Territory" means and includes the geographic area comprising the area within 100 miles of the Company's corporate headquarters in Atlanta, Georgia and within 100 miles of the following office locations of the Company, its subsidiaries, affiliates and/or divisions as set forth on Exhibit "C"; provided that on the date at

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issue the Company has not permanently ceased to conduct business within such area. Employee acknowledges and agrees that he has been or will be working within and throughout the Restricted Territory as defined above or has had or will have material contact with customers or actively sought prospective customers of the Company located within such areas.


         9. MATERIAL CONTACT. For the purposes of Sections 7 and 8 of this Agreement, "material contact" exists between Employee and each customer or potential customer: (i) with whom Employee dealt; (ii) whose dealings with the Company were coordinated or supervised by Employee; or (iii) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee's performance of his duties and responsibilities hereunder and in the case of each of clauses (i), (ii) and (iii) above, such occurrence was within two (2) years prior to the date of termination of Employee's employment with the Company.

         10. TOLLING OF PERIOD OF RESTRAINT. Employee hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court or pursuant to arbitration and Employee is not enjoined from breaching any of the restraints set forth in Sections 5 through 8, then if a court of competent jurisdiction or arbitration panel finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired, but in no event shall any restriction endure beyond the two (2) year anniversary of the Employee's termination from employment with the Company.

         11. ACKNOWLEDGMENTS. The Employee hereby acknowledges and agrees that the restrictions contained in Sections 5 through 8 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event the Employee's employment with the Company terminates for any reason, the Employee will be able to earn a livelihood without violating the restrictions contained in Sections 5 through 8 and that the Employee's ability to earn a livelihood without violating such restrictions is a material condition to the Employee's employment and continued employment with the Company.

         12.      WORK PRODUCT; INVENTIONS.

                  (a) Ownership by the Company. The Company shall own all right, title and interest in and to all work product developed by Employee in Employee's provision of services to the Company, including without limitation, all preliminary designs and drafts, all other works of authorship, all derivative works and patentable and unpatentable inventions and improvements, all copies of such works in whatever medium such copies are fixed or embodied, and all worldwide copyrights, trademarks, patents or other intellectual property rights in and to such works (collectively the "Work Product"). All copyrightable materials of the Work Product shall be deemed a "work made for hire" for the purposes of U.S. Copyright Act, 17 U.S.C. ss. 101 et seq., as amended.

                  (b) Assignment and Transfer. In the event any right, title or interest in and to any of the Work Product (including without limitation all worldwide copyrights, trademarks,

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patents or other intellectual property rights therein) does and shall not vest automatically in and with the Company, Employee agrees to and hereby does irrevocably assign, convey and otherwise transfer to the Company, and the Company's respective successors and assigns, all such right, title and interest in and to the Work Product with no requirement of further consideration from or action by Employee or the Company.

                  (c) Registration Rights. The Company shall have the exclusive worldwide right to register, in all cases as "claimant" and when applicable as "author," all copyrights in and to any copyrightable element of the Work Product, and file any and all applicable renewals and extensions of such copyright registrations. The Company shall also have the exclusive worldwide right to file applications for and obtain (i) patents on and for any of the Work Product in Employee's name and (ii) assignments for the transfer of the ownership of any such patents to the Company.

                  (d) Additional Documents. Employee agrees to execute and deliver all documents requested by the Company regarding or related to the ownership and/or other intellectual property rights and registrations specified herein. Employee hereby further irrevocably designates and appoints the Company as Employee's agent and attorney-in-fact to act for and on Employee's behalf and stead to execute, register and file any such assignments, applications, registrations, renewals and extensions and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyright or similar protections with the same legal force and effect as if executed by Employee.

         13. RIGHTS TO MATERIALS. All records, files, memoranda, computer programs, reports, price lists, customer lists, drawings, plans, sketches, projections, business plans, financial information, Company documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

         14. ASSISTANCE IN LITIGATION. Employee shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party, and which arises out of facts and circumstances known to Employee. The Company shall promptly reimburse Employee for his out-of-pocket expenses incurred in connection with the fulfillment of his obligations under this Section; provided, however, that Employee's obligations under this Section shall only exist during the term of this Agreement and during the period, if any, during which he receives compensation from the Company following the termination or expiration of this Agreement.

         15. SEVERABILITY. The parties covenant and agree that the provisions contained herein are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule or regulation. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 15 if held to be unreasonable or unenforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

         16. REFORMATION. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

         17. INJUNCTIVE RELIEF. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to obtain, without bond, injunctive relief enjoining said breach or threatened breach. The Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

         18. EMPLOYEE'S OBLIGATIONS UPON TERMINATION. Upon the termination of Employee's employment hereunder for whatever reason, Employee shall automatically tender Employee's resignation from any office Employee may hold with the Company or any subsidiary of the Company, and Employee shall not at any time thereafter represent himself to be connected or to have any connection with the Company or its related entities.

         19. ASSIGNMENT. Due to the personal service nature of Employee's obligations, Employee may not assign this Agreement. Subject to the restrictions in this Section, this Agreement shall be binding upon and benefit the parties hereto, and their respective heirs, successors or assigns. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries or affiliates thereof.

         20.      MUTUAL NON-DISPARAGEMENT; PRESS RELEASES.

                  (a) Mutual Non-Disparagement. The Company and Employee agree that neither party will undertake any disparaging or harassing conduct directed at the other at any time during the term of this Agreement or following termination hereof.

                  (b) Press Releases. Other than as required by applicable law, the parties agree that no public announcement or similar publicity with respect to this Agreement or the termination of Employee's employment with the Company will be issued, if at all, unless the parties agree as to the time, manner and content of such announcement or publicity. Unless consented to by the Company in advance or required by law, Employee shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement or any of its terms or provisions to any person. The parties will consult with each other in good faith concerning the means by which the Company's employees, customers and suppliers and others having dealings with Employee will be informed of the termination of Employee's employment with the Company.

         21. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. This Agreement constitutes the entire understanding between the parties regarding the subject matters addressed herein and supersedes any prior oral or written agreements between the parties. This Agreement can only be modified by a writing signed by both parties, and shall be interpreted in accordance with and governed by the laws of the State of Georgia without regard to the choice of law provisions thereof. Notwithstanding the foregoing, the protective provisions contained in Sections 5 through 12 hereof shall be governed and enforced in accordance with the laws of the state in which enforcement of such provisions is sought.

         22. NEGOTIATED AGREEMENT. Employee and the Company agree that this Agreement shall be construed as drafted by both of them, as parties of equivalent bargaining power, and not for or against either of them as drafter.

         23. REVIEW AND VOLUNTARINESS OF AGREEMENT. Employee acknowledges Employee has had an opportunity to read, review, and consider the provisions of this Agreement, that Employee has in fact read and does understand such provisions, and that Employee has voluntarily entered into this Agreement.

         24. NON-WAIVER. The failure of the Company to insist upon or enforce strict performance of any provision of this Agreement or to exercise any rights or remedies hereunder will not be construed as a waiver by the Company to assert or rely upon any such provision, right or remedy in that or any other instance.

         25. NO CONFLICTING OBLIGATIONS. Employee hereby acknowledges and represents that Employee's execution of this Agreement and performance of employment-related obligations and duties for the Company as set forth hereunder will not cause any breach, default or violation of any other employment, non-disclosure, confidentiality, non-competition or other agreement to which Employee may be a party or otherwise bound. Employee hereby agrees that he will not use in the performance of his duties for the Company (or otherwise disclose to the Company) any trade secrets or confidential information of any prior employer or other person or entity if and to the extent that such use or disclosure may cause a breach or violation of any obligation or duty owed to such employer, person, or entity under any agreement or applicable law.

         26. RIGHT TO ARBITRATION. Any controversy or claim arising out of or relating to Employee's employment by the Company, or the termination thereof, or this Agreement, or the breach thereof (including, without limitation, any claim that any provision of this Agreement or any obligation of Employee is illegal or otherwise unenforceable or voidable under law, ordinance or ruling or that Employee's employment by the Company was illegally terminated) shall be settled by arbitration at the office of the American Arbitration Association in Atlanta, Georgia, in accordance with the United States Arbitration Act (9 USC, ss. 1 et seq.) and the rules of the American Arbitration Association. Company and Employee each consents and submits to the personal jurisdiction and venue of the trial courts of Cobb County, Georgia, and also to the personal jurisdiction and venue of the United States District Court for the Northern District of Georgia for purposes of enforcing this provision. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. The arbitrator shall have no authority to award punitive damages, but will otherwise have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The parties shall be entitled to engage in reasonable discovery, including a request for the production of relevant documents. Depositions may be ordered by the arbitrator upon a showing of need. The foregoing provisions shall not preclude the Company from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as the Company may determine is necessary or appropriate. [TO BE INITIALED BELOW BY EMPLOYEE AND COMPANY]

         --------          --------         ---------
         Employee          Company          Date

         27. NOTICES. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

                  If to Employee:     Murray L. Swanson
                                      1118 Sheridan Road
                                      Evanstan, Illinois 60602

                  If to the Company:  o2wireless Solutions, Inc.
                                      440 Interstate North Pkwy.
                                      Atlanta, Georgia  30339
                                      Attention: Chairman of the Board or
                                      Corporate Secretary

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date received.

         28. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a)      "CAUSE." Cause shall exist:

                           (i) In the event of Employee's willful and persistent inattention to or failure to properly and adequately perform his duties and responsibilities hereunder, such performance to be evaluated in the reasonable judgment of the Board of Directors, and such inattention or failure to perform continues for a period of thirty
         (30) calendar days after notice to Employee from the Board of Directors regarding such inattention or failure to perform;

                           (ii) In the event of Employee's commission of acts amounting to gross negligence or willful misconduct;

                           (iii) If Employee is convicted of (from which conviction no appeal may be taken or the time in which to take an appeal has expired), pleads guilty to, enters a plea of nolo contendre for or confesses to any felony or any crime involving moral turpitude, fraud or embezzlement of funds or property; or

                           (iv) If Employee fails to follow directions set out in written resolutions passed by the Board of Directors or fails to comply with the Company's written policies and procedures and such failure continues for a period of ten (10) business days after notice to Employee from the Board of Directors regarding such failure.

                  (b) "CHANGE OF CONTROL" shall be deemed to have occurred if:

                           (i) Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, corporation or other organization shall, after the date of this Agreement, own, control, or hold with the power to vote more than 50% of any class of voting securities of the Company; provided, however, that any such transaction by shareholders of the Company who, as of the date of this Agreement, own 20% or more of the voting securities of the Company, shall not be a Change of Control; or

                           (ii) Upon the consummation of any transaction, after the date of this Agreement, in which the Company, or substantially all of the assets of the Company, shall be sold or transferred to, or consolidated or merged with, another corporation which is not a majority owned subsidiary of the Company; provided, however, if the Company shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Company immediately before such acquisition, merger, or consolidation, then no Change of Control shall be deemed to have occurred.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands as of the date first above written.


                                 THE COMPANY:

                                 O2WIRELESS SOLUTIONS, INC.


                                 By:      /s/ Stephen F. Johnston, Sr.
                                    --------------------------------------------
                                          Stephen F. Johnston, Sr.,
                                          Chairman of the Board

                                 EMPLOYEE:

                                 /s/ Murray L. Swanson                     L.S.
                                 ------------------------------------------
                                 Murray L. Swanson